              TO BE COMPLETED ONLY BY THOSE PREFERRED SHAREHOLDERS
                WHO ARE NOT TENDERING THEIR SHARES IN THE OFFER

                                     PROXY

     The undersigned hereby appoints        ,        and        , or any of
them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated hereunder and in their discretion with respect to any other business properly brought before the Special Meeting, all the shares of cumulative preferred stock of Illinois Power Company ("IPC") which the undersigned is entitled to vote at the Special Meeting
of Shareholders to be held on                , 1998, or any adjournment(s) or
postponement(s) thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IPC. When properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the Proxy will be voted for
Item 1.

     INDICATE YOUR VOTE BY AN (X). THE BOARD OF DIRECTORS OF IPC RECOMMENDS VOTING FOR ITEM 1.

ITEM 1.

     To remove in its entirety ARTICLE V, Section 1, Clause (f)(1) from the Amended and Restated Articles of Incorporation of IPC (the "Articles"), which limits IPC's ability to issue or assume unsecured indebtedness.

       [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

NOTE: IF SHARES ARE BEING VOTED "FOR" THE PROPOSED AMENDMENT, THE SUBSTITUTE FORM W-9 BELOW SHOULD BE COMPLETED TO AVOID BACK-UP WITHHOLDING ON THE SPECIAL CASH PAYMENT.

     SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THIS PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF IPC AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     Any holder of Shares held of record on the Record Date in the name of another holder must establish to the satisfaction of IPC his or her entitlement to exercise or transfer this Proxy. This will ordinarily require an assignment by such record holder in blank, or if not in blank, to and from each successive transferee, including the holder, with each signature guaranteed by an Eligible Institution.

Please check box if you plan to attend the Special Meeting. [ ]

                       Signature                        Date:             , 1998
                                --------------------         -------------

                       Print Name:
                                  ------------------

                           NOTICE OF SOLICITED VOTES

     If the Proposed Amendment is adopted at the Special Meeting, IPC will pay
to each designated Soliciting Dealer a separate fee of $     per Share for
Shares that are not tendered pursuant to the Offer but which are voted in favor of the Proposed Amendment in transactions for beneficial owners of fewer than
         Shares and a separate fee of $     per Share for Shares that are not
tendered pursuant to the Offer but which are voted in favor of the Proposed
Amendment in transactions for beneficial owners of      or more Shares;
provided that the separate fee payable in transactions for beneficial owners of or more Shares shall be paid 80% to the Dealer Manager and 20% to any designated Soliciting Dealer (which may be the Dealer Manager). However, Soliciting Dealers will not be entitled to a fee for Shares beneficially owned by such Soliciting Dealer. For purposes of this paragraph, a "Soliciting Dealer" shall include: (a) any broker or dealer in securities, including a Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the NASD, (b) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting votes outside the United States to the same extent as though it were an NASD member, or (c) any bank or trust company. No fee shall be payable to a Soliciting Dealer with respect to the vote of Shares in favor of the Proposed Amendment by a holder unless the Proxy relating to such Shares designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer in respect of Shares registered in the name of such Soliciting Dealer unless such Shares are held by such Soliciting Dealer as nominee and such Shares are being voted for the benefit of one or more beneficial owners identified on the Proxy. No such fee shall be payable to a Soliciting Dealer with respect to the vote of Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer in the Letter from the Dealer Manager to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (the "Broker Letter").

     The above signed represents that the Soliciting Dealer which solicited and obtained this vote in favor of the Proposed Amendment is:

Name of Firm:
--------------------------------------------------------------------------------
                                 (Please Print)

Name of Individual Broker
or Financial Consultant:
--------------------------------------------------------------------------------
                                 (Please Print)

Telephone Number of Broker
or Financial Consultant:
--------------------------------------------------------------------------------

Identification Number (if known):
---------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------
                               (Include Zip Code)

     The following to be completed ONLY if customer's Shares held in nominee name are tendered.

                            NAME OF BENEFICIAL OWNER

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------
                         NUMBER OF SHARES VOTED FOR THE
                               PROPOSED AMENDMENT

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

                     (ATTACH ADDITIONAL LIST IF NECESSARY)

     The acceptance of compensation by such Soliciting Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (b) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase and Proxy

Statement; (c) in soliciting votes in favor of the Proposed Amendment, it has used no solicitation materials other than those furnished by IPC; and (d) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

     The payment of compensation to any Soliciting Dealer is dependent on such Soliciting Dealer returning a Notice of Solicited Votes to the Depositary.

----------------------------------------------------------------------------------------------------------------------------
                                 PAYER'S NAME: FIRST CHICAGO TRUST COMPANY OF NEW YORK
----------------------------------------------------------------------------------------------------------------------------
                               PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND
  SUBSTITUTE                   CERTIFY BY SIGNING AND DATING BELOW.                       ----------------------------------
  FORM W-9                                                                                   Social Security Number(s)

                                                                                          OR -------------------------------
                                                                                             Employer Identification Number
                             -----------------------------------------------------------------------------------------------
 DEPARTMENT OF THE TREASURY    PART 2--                                                   PART 3--
 INTERNAL REVENUE SERVICE      CERTIFICATION -- Under Penalties of Perjury, I certify     Awaiting TIN  [ ]
                               that:
                               (1) The number shown on this form is my correct taxpayer
                                   identification number (or a TIN has not been issued
                                   to me but I have mailed or delivered an application
                                   to receive a TIN or intend to do so in the near
                                   future),
                               (2) I am not subject to backup withholding either
                               because (a) I have not been notified by the Internal
                                   Revenue Service (the "IRS") that I am subject to
                                   backup withholding as a result of a failure to
                                   report all interest or dividends, or (b) the IRS has
                                   notified me that I am no longer subject to backup
                                   withholding.
                             ------------------------------------------------------------------------------------------------
                               You must cross out item (2) above if you have been notified by the IRS that you are
  PAYER'S REQUEST FOR          currently subject to backup withholding because of underreporting interest or dividends
  TAXPAYER IDENTIFICATION      on your tax return.
  NUMBER (TIN)                 SIGNATURE _________________________________  DATE  ____________________________  1998
----------------------------------------------------------------------------------------------------------------------------


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY SPECIAL CASH PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED CERTIFICATION "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART
      2 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

  I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to do so in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the purchase price made to me will be withheld until I provide such a number.

SIGNATURE  __________________________________________________  DATE  1998